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[MIDWEST BANC HOLDINGS, INC. LOGO]               [BIG FOOT FINANCIAL CORP. LOGO]


PRESS RELEASE

For further information, please contact:

Brad A. Luecke, President and Chief Executive Officer of Midwest Banc Holdings, Inc. (708) 865-1053.

Timothy L. McCue, President and Chief Executive Officer of Big Foot Financial Corp. (847) 634-2100.


MIDWEST BANC HOLDINGS, INC. TO ACQUIRE BIG FOOT FINANCIAL CORP.

(Melrose Park, Illinois, July 22, 2002) - Midwest Banc Holdings, Inc. (Nasdaq:
MBHI), the 8th largest publicly traded bank holding company in Illinois, and Big Foot Financial Corp., Long Grove, Illinois (Nasdaq: BFFC), jointly announced today that they have entered into a definitive agreement providing for Midwest Banc Holdings to acquire Big Foot Financial in a stock merger transaction. Big Foot Financial Corp. is the holding company for Fairfield Savings Bank, F.S.B. The transaction will expand Midwest Banc Holdings existing branch network in the metropolitan Chicago area. The announcement was made by Brad A. Luecke, President and Chief Executive Officer of Midwest Banc Holdings, Inc. and Timothy
L. McCue, the President and Chief Executive Officer of Big Foot Financial Corp. Both entities are based in suburban Chicago.

Midwest Banc Holdings, Inc. will issue 1.104 shares of its stock for each share of Big Foot resulting in a deal value of approximately $33.4 million, based on closing prices on July 19, 2002. The price is a 25.5% premium to Big Foot's closing price of $16.95 on that date. Big Foot had 1,509,168 shares outstanding as of June 30, 2002. The exchange ratio is fixed and Big Foot has the right to terminate the transaction if Midwest Banc Holdings' stock falls below an average of $17.12 over 20 trading days prior to closing, subject to certain provisions.

The purchase will give Midwest Banc Holdings three additional branches in the Chicago area. Fairfield Savings Bank, F.S.B., will be merged into Midwest Bank and Trust Company, a subsidiary of Midwest Banc Holdings. The transaction, which is subject to approval by regulators and Big Foot Financial shareholders, is expected to close in the first quarter of 2003. None of the senior management of Big Foot Financial are expected to continue in their positions after completion of the deal.

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The combination of Midwest Banc Holdings with Big Foot Financial will create a combined entity with more than $2.1 billion in total assets. Current plans call for the retention of all branches. The transaction is expected to be accretive to Midwest Banc Holdings' earnings per share and capital ratios in 2003.

Brad A. Luecke, President and Chief Executive Officer of Midwest Banc Holdings, Inc. stated, "We are very pleased to announce our merger with Big Foot Financial. This merger reflects a key strategic objective to expand our market presence within the greater metropolitan Chicago area. The addition of new markets in Long Grove, Norridge and the Bucktown area in Chicago provides an attractive fit with our existing banking center network". Mr. Luecke also noted that both organizations shared a common market philosophy of community banking. He stated: "This merger brings together two banks with different areas of expertise, but with a common focus of quality products and excellence in service that customers in our local markets appreciate".

Timothy L. McCue, President and Chief Executive Officer of Big Foot Financial, stated "The Fairfield Savings Bank has an enduring legacy. Since 1901, the company has provided specialized consumer lending and banking services by knowledgeable and local people who understand their customer base. Our merger with Midwest Banc Holdings, Inc. will allow our approach to customer service to be maintained in highly competitive markets. Midwest Banc's size, resources, and commitment to community banking will have a beneficial effect for our customers in the future". Mr. McCue also noted that: "The merger will have a beneficial impact for Big Foot shareholders as Big Foot Financial Corp will be combining with one of the top performing banking companies in the Midwest. Midwest Banc's stock offers our shareholders market liquidity, as a Russell 2000 stock traded on Nasdaq, and will provide our shareholders upside potential for their investment in the future".

Identified cost savings as a result of the merger are anticipated to be approximately $2.0 million annually, which represents 42.7% of Big Foot's noninterest expenses. The $2.0 million figure includes salaries and benefits of $1.5 million, primarily in executive management positions, and other noninterest expense savings of $500,000. Total merger related expenses of $6.1 million, or $4.3 million after-tax are anticipated.

         Pricing Summary:

         Price to trailing 4Q earnings                                 27.6 x
         Price to 3/31/02 book value                                   112.8%
         Premium to 7/19/02 Big Foot Financial market price             25.5%
         Core Deposit Premium                                            4.5%




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Midwest Banc Holdings, Inc. (www.midwestbanc.com) is a Melrose Park, IL-based holding company with $1.9 billion in total assets and four bank subsidiaries. It has been serving customers for more than 42 years. The company operates twelve banking centers in the greater Chicago metropolitan area and six in Western Illinois. Midwest Bank Holdings has expertise in commercial real estate, commercial & industrial lending, trust, investment brokerage sales, insurance and has an in-house data processing subsidiary.

Big Foot Financial, Inc. (www.fairfieldbank.com), is a Long Grove, IL-based holding company for Fairfield Savings Bank, F.S.B., with $219.6 million in total assets and three locations in the Chicago area. The main office is in Long Grove, in the northern suburbs, another is in Norridge and the institution's original office is in Chicago's Bucktown neighborhood. The company has specialized in providing savings accounts, checking accounts and mortgage and consumer loans within their markets.

In connection with this transaction, Sandler O'Neill & Partners, L.P. acted as financial advisor to Midwest Banc Holdings and Hovde Financial, L.L.C., acted as financial advisor to Big Foot Financial. Hinshaw & Culbertson represented Midwest Banc Holdings as legal counsel, while Vedder Price represented Big Foot Financial.

Forward Looking Statements

When used in this press release or other public shareholder communications, in filings with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Various factors could cause actual results to differ materially from the results anticipated or projected. These factors include, but are not limited to, the following: (1) expected cost savings and synergies from the merger might not be realized within the expected time frame; (2) revenues following the merger could be lower than expected; (3) costs or difficulties related to the integration of the businesses of Midwest Banc Holdings and Big Foot might be greater than expected; (4) the requisite shareholder and/or regulatory approvals of the transaction might not be obtained within the contemplated time frame or at all; (5) deposit attrition, operating costs, customer loss and business disruption following the merger may be greater than expected; (6) competitive pressures among depository institutions; (7) the credit risks of lending activities; (8) changes in the interest rate environment and in the demand for loans; (9) general economic conditions, either nationally or in the states in which the combined company will be doing business, might be less favorable than expected; (10) new legislation or regulatory changes; and (11) changes in accounting principles, policies or guidelines. Midwest Banc Holdings and Big Foot Financial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.


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Additional Information

A registration statement will be filed with the Securities and Exchange Commission in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Big Foot Financial Corp. seeking their approval of the proposed transaction. Midwest Banc Holdings shareholders will not be required to vote on the transaction.

Investors and security holders of Big Foot Financial are advised to read the registration statement and joint proxy statement/prospectus when they become available because they will contain important information. When filed, these documents can be obtained free of charge from the web site maintained by the SEC at http://www.sec.gov. These documents also can be obtained free of charge upon written request to Midwest Banc Holdings, Inc., Investor Relations, 501 W. North Avenue, Melrose Park, Illinois 60160 or by calling (708) 865-1053, or upon written request to Big Foot Financial, Investor Relations, 1190 RFD, Long Grove, Illinois 60047 or by calling (847) 634-2100.

Big Foot Financial and its directors may be deemed to be participants in the solicitation of proxies for Big Foot Financial to approve the merger. Information about Big Foot Financial's directors is set forth in the proxy statement for its 2001 Annual Meeting of shareholders filed with the Commission on September 14, 2001. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Big Foot Financial. Additional information about the interest of Big Foot Financial's directors in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

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